                                                                   EXHIBIT 10.18


                         COMMON STOCK EXCHANGE AGREEMENT

     THIS COMMON STOCK EXCHANGE AGREEMENT (this "Agreement") is entered into as of June 11, 1999, by and among MEDIBUY.COM, INC., a Delaware corporation having its principal place of business at 7777 Alvarado Road, Suite 401, La Mesa, California 91940 ("Medibuy"), and John Stevens ("Stevens"), the sole stockholder of Hippo.com, Inc., a Delaware corporation ("Hippo"), residing at 1107 Cowper Street, Palo Alto, California 94301.

     WHEREAS, Stevens owns 4,500,000 shares of common stock of Hippo, which constitute all the outstanding capital stock of Hippo ("Hippo Shares");

     WHEREAS, Medibuy desires to acquire all of the Hippo Shares and Stevens desires to acquire shares of Medibuy Common Stock on the terms and conditions set forth herein; and

     WHEREAS, the parties intend that the exchange of shares contemplated by this Agreement shall be considered a reorganization within the meaning of
Section 368(a)(1)(B) of the Internal Revenue Code of 1986.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

     1. AGREEMENT TO EXCHANGE SHARES.

          1.1 AGREEMENT. At the Closing (defined below), Medibuy shall issue to Stevens four hundred thousand (400,000) shares of Common Stock of Medibuy (the "Medibuy Shares") and Stevens shall assign and transfer to Medibuy all of the Hippo Shares.

          1.2 CLOSING. The closing of the sale and issuance of the Medibuy Shares and the transfer and assignment of the Hippo Shares under this Agreement (the "Closing") shall take place at 5:00 p.m. on the date hereof, at the offices of Cooley Godward LLP, 4365 Executive Drive, Suite 1100, San Diego, California 92121 or at such other time or place as Medibuy and Stevens may mutually agree (such date is hereinafter referred to as the "Closing Date").

          1.3 DELIVERY. At the Closing, subject to the terms and conditions hereof, (i) Stevens will deliver to Medibuy one or more certificates representing all of the Hippo Shares; duly endorsed for transfer to Medibuy, and
(ii) Medibuy will deliver to Stevens a certificate representing the Medibuy Shares.

     2. REPRESENTATIONS AND WARRANTIES.

          2.1 Each of Medibuy and Stevens (each a "Party") makes the following certifications and representations with respect to its acquisition of the Medibuy Shares and the Hippo Shares, respectively:



                                       1.

               (a) It is acquiring the shares solely for its account for investment and not with a view to or for sale or distribution of the shares. Each Party also represents that the entire legal and beneficial interests of the securities it is acquiring is being acquired for, and will be held for its account only.

               (b) The parties have determined that the value of the shares being exchanged pursuant to this Agreement are equivalent.

               (c) It understands that the shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), on the basis that no distribution or public offering of the shares is to be effected. Each Party realizes that the basis for the exemption may not be present if, notwithstanding its representations, it has in mind merely acquiring the shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. Neither Party has such intention.

          2.2 POWER AND AUTHORITY.

               (a) Medibuy represents and warrants to Stevens that it has all requisite legal and corporate power to execute and deliver this Agreement, to issue and sell the Medibuy Shares under this Agreement, and to perform its obligations under the terms of this Agreement, including all exhibits and schedules hereto.

               (b) Stevens represents and warrants to Medibuy that he has all requisite legal power to execute and deliver this Agreement, to transfer and assign the Hippo Shares under this Agreement, and to carry out and perform his obligations under the terms of this Agreement, including all exhibits and schedules hereto.

     3. COVENANTS, REPRESENTATIONS AND WARRANTIES OF STEVENS.

     Stevens hereby represents and warrants to Medibuy as follows:

          3.1 TITLE TO SHARES.

               (a) Stevens (i) is the record and beneficial owner of all of the Hippo Shares, representing 100% of the issued and outstanding capital stock of Hippo, (ii) has good and valid title to all of such shares and (iii) has the absolute right, power and the authority to sell, transfer and deliver all such shares, in each case free and clear of all liens, security interests, judgments or any other encumbrances. There are no options, warrants, rights, calls, commitments or other rights related to the issuance of capital stock or other securities of Hippo.

               (b) Stevens has not, at any time, (i) made a general assignment for the benefit of creditors, (ii) filed, or had filed against Stevens, any bankruptcy petition or similar filing, (iii) suffered the attachment or other judicial seizure of all or a substantial portion of Stevens' assets, (iv) admitted in writing Stevens' inability to pay Stevens' debts as they become due,
(v) been convicted of, or pleaded guilty to, any felony, (vi) taken or been the subject of any action that may have an adverse effect on Stevens' ability to comply with or perform any of



                                       2.

Stevens' covenants or obligations under this Agreement or any of the agreements contemplated by this Agreement, (vii) been subject to any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that may have an adverse effect on Stevens' ability to comply with or perform any of Stevens' covenants or obligations under this Agreement or any of the agreements contemplated by this Agreement or (viii) obtained any loans or incurred any indebtedness for which any property, assets or securities of Hippo is pledged as collateral and there are no liens, security interests, judgments or any other encumbrances on any of the properties, assets or securities of Hippo imposed in connection with any indebtedness or other obligations of Stevens.

               (c) There is no action, suit, proceeding or investigation pending, and no person has threatened to commence any action, suit, proceeding or investigation, that would reasonably be expected to have an adverse effect on the ability of Stevens to comply with or perform any of Stevens' covenants or obligations under this Agreement or any of the agreements contemplated by this Agreement. No event has occurred, and no claim, dispute or other condition or circumstance exists, that would reasonably be expected to directly or indirectly give rise to or serve as a basis for the commencement of any such action, suit, proceeding or investigation.

          3.2 NO LIABILITIES. Except for ordinary course of business liabilities and legal fees incurred in connection with the organization of Hippo or this transaction, which in the aggregate shall not exceed $10,000 at the Closing, Hippo has no outstanding liabilities, whether known, unknown or contingent or of any nature whatsoever, and Stevens' proposed purchase of shares hereunder will not violate or cause a default under any agreement or other instrument or obligation of Hippo or Stevens.

          3.3 PROPRIETARY ASSETS.

               (a) Exhibit A contains a list of all registered patents, trademarks, service marks, trade names and copyrights ("Registered Proprietary Assets") that are owned by or licensed to Hippo or that are otherwise used by Hippo in Hippo's business.

               (b) Hippo has taken all measures and precautions reasonably necessary to protect the confidentiality and value of each Registered Proprietary Asset identified or required to be identified in Exhibit A and each other unregistered patent, trademark, service mark, tradename, copyrights, trade secret and other proprietary rights ("Additional Proprietary Assets"). Hippo has good and valid title to all of the Registered Proprietary Assets and Additional Proprietary Assets (collectively the "Proprietary Assets") owned by it, free and clear of all liens, security interests, judgments or any other encumbrances, and has a valid right to use and otherwise exploit, and to license others to use and otherwise exploit, all Proprietary Assets licensed to or used by it. Such Proprietary Assets consist of all Proprietary Assets necessary to enable Hippo to conduct its business as presently conducted.

               (c) Hippo is not infringing, and has not at any time infringed, or received any written notice of any actual, alleged, possible or potential infringement of any Proprietary Asset owned or used by any other person. No other person is infringing, and no



                                       3.

Proprietary Asset owned or used by any other person infringes or conflicts with, any Proprietary Asset owned or used by or licensed to Hippo.

          3.4 ADDITIONAL INVESTMENT REPRESENTATIONS.

               (a) Stevens recognizes that the Medibuy Shares being acquired by him must be held indefinitely unless the Medibuy Shares are subsequently registered under the Securities Act or an exemption from such registration is available. Stevens recognizes that Medibuy has no obligation to register the Medibuy Shares or to comply with any exemption from such registration.

               (b) Stevens is aware that the Medibuy Shares may not be sold pursuant to Rule 144 adopted under the Securities Act ("Rule 144") unless certain conditions are met and until Stevens has held the Medibuy Shares for at least one year. Among the conditions for use of the Rule is the availability of current information to the public about Medibuy. Stevens understands that there is no such information available and Medibuy will likely have no plans to make such information available.

               (c) Stevens further agrees not to make any disposition of all or any part of the Medibuy Shares being acquired in any event unless and until: (i) the Medibuy Shares are transferred pursuant to Rule 144, and Medibuy shall have received from Stevens documentation acceptable to Medibuy that a sale of the Medibuy Shares has occurred in accordance with all of the provisions of Rule 144, as in effect from time to time; or (ii) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or (iii) (A) Stevens shall have notified Medibuy of the proposed disposition and shall have furnished Medibuy with a detailed statement of the circumstances surrounding the proposed disposition, (B) Stevens shall have furnished Medibuy with an opinion of counsel for Stevens to the effect that such disposition will not require registration of such Medibuy Shares under the Securities Act, and (C) such opinion of counsel for Stevens shall have been concurred in by Medibuy's counsel and Medibuy shall have advised Stevens of such concurrence.

               (d) Stevens understands and agrees that all certificates evidencing the Medibuy Shares to be issued to Stevens shall bear a legend substantially in the following form:

                    "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED."



                                       4.

          3.5 PRE-CLOSING COVENANTS. Prior to the Closing, Stevens has:

               (a) caused Hippo to conduct its business in the ordinary course and has refrained from taking any action that would cause any representation or warranty made herein to be untrue or materially misleading;

               (b) complied with, and has caused Hippo to comply with, contractual obligations of Hippo and legal requirements applicable to Hippo;

               (c) permitted Medibuy and any of its employees, agents and representatives to have reasonable access to Hippo's books and records of account;

               (d) permitted Medibuy and any of its employees, agents and representatives to contact Hippo's accountants and key employees of Hippo for the purpose of completing its due diligence;

               (e) provided Medibuy with copies of all documents related to the business of Hippo;

               (f) provided Medibuy with such other instruments, agreements and documents as Medibuy may reasonably request in order to complete its due diligence review of Hippo; and

               (g) obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

     4. STOCK RESTRICTION.

          4.1 RESTRICTED SHARES AND VESTING. Subject to the limitations contained herein, two hundred thirty six thousand (236,000) of the Medibuy Shares (the "Restricted Shares") acquired by Stevens will be subject to a Repurchase Option in favor of Medibuy as described in Section 4.2 below. The Repurchase Option will lapse (and the Restricted Shares will become vested) at the following rate: shares shall be released from the Repurchase Option in equal monthly installments of 6,555.56 shares beginning on June 1, 1999 and on the 1st day of each month thereafter, until all the stock is released from the Repurchase Option as of June 1, 2002.

          4.2 REPURCHASE OPTION. The Restricted Shares shall be subject to the following repurchase option:

               (a) In the event that Stevens' service as an employee, director or consultant with Medibuy ceases for any reason (including his death), or no reason, with or without cause, then Medibuy shall have an irrevocable option for a period of ninety (90) days after said cessation of such service as an employee, director or consultant with Medibuy to repurchase from Stevens, as the case may be, for a purchase price of $0.1125 (the "Purchase Price"), up to but not exceeding the number of shares of the Restricted Shares that have not



                                       5.

vested as of such cessation date in accordance with the provisions of the Notice as of such termination date (the "Repurchase Option").

               (b) In addition, and without limiting the foregoing Repurchase Option, if at any time during the term of the Repurchase Option, if both of the following occur: (i) there is a Change in Control, which is defined as any of the following: (a) a dissolution or liquidation of Medibuy; (b) a merger or consolidation involving Medibuy in which Medibuy is not the surviving corporation; (c) a reverse merger in which Medibuy is the surviving corporation but the shares of Medibuy's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of other securities, cash or otherwise; or (d) any other capital reorganization in which more than fifty percent (50%) of the shares of Medibuy entitled to vote are exchanged; and (ii) Stevens' service as an employee, director or consultant of Medibuy is terminated without Cause (as defined below) or is voluntarily terminated for Good Reason (as defined below) within one (1) month before or twelve (12) months after a Change in Control, then the Repurchase Option shall terminate and all of the Restricted Shares subject to the Repurchase Option shall fully vest. The Repurchase Option may be assigned to any successor of Medibuy in a Change of Control, and the Repurchase Option shall apply if Stevens' service as an employee, director or consultant with Medibuy had ceased with such successor on the same basis as set forth above subject only to the acceleration provisions set forth in the preceding sentence. In that case, references herein to the "Company" shall be deemed to refer to such successor. For purposes of this Section 4, the following definitions apply:

                    (i) "Cause" means, with respect to the involuntary termination of Stevens' service with Medibuy, misconduct, including: (i) conviction of any felony or any crime involving moral turpitude or dishonesty;
(ii) participation in a fraud or act of dishonesty against Medibuy or an affiliate; (iii) conduct that, based upon a good faith and reasonable factual investigation and determination by Medibuy, demonstrates gross unfitness to serve; or (iv) intentional, material violation of any agreement with Medibuy, or of any statutory duty to Medibuy, that is not corrected within thirty (30) days after written notice thereof. Physical or mental disability shall not constitute "Cause." For purposes of this definition, "Company" shall include an affiliate of Medibuy and a successor to Medibuy.

                    (ii) "Good Reason" means, with respect to the voluntary termination of service of Stevens in connection with a Change in Control, (i) reduction of Stevens' rate of compensation as in effect immediately prior to the Change in Control by greater than ten percent (10%), except to the extent the compensation of other similarly situated persons are accordingly reduced, (ii) failure to provide a package of benefit/compensation plans that, taken as a whole, provide substantially similar benefits to those in which Stevens is entitled to participate immediately prior to the Change in Control (except that such person's contributions for participation in such benefits may be raised to the extent of any cost increases imposed by third parties) or any action by Medibuy that would adversely affect Stevens' participation or reduce Stevens' benefits under any of such plans, (iii) a change in Stevens' responsibilities, authority, titles or offices resulting in diminution of position, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith that is remedied by Medibuy



                                       6.

promptly after notice thereof is given by such person, (iv) if Stevens' services require proximity to Medibuy's offices, a request that Stevens relocate to a worksite that is more than fifty (50) miles from Stevens' prior worksite, unless Stevens accepts such relocation opportunity, (v) a material reduction in Stevens' duties, (vi) a failure or refusal of any successor company to assume the obligations of Medibuy under an agreement with Stevens or (vii) a material breach by Medibuy of any of the material provisions of an agreement with Stevens. For purposes of this definition, "Company" shall include an affiliate of Medibuy and a successor to Medibuy.

               (c) This Agreement is not an employment contract and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on the part of Stevens to continue in the employment or other service of Medibuy, or of Medibuy to continue Stevens in the employment or other service of Medibuy.

               (d) Stevens acknowledges that in the event that the Restricted Shares' fair market value, as determined in good faith by the Board of Directors of Medibuy, is equal to or exceeds the Purchase Price on the date that Stevens' service as an employee, director or consultant with Medibuy or with an Affiliate ceases, Medibuy shall have the right to exercise its Repurchase Option to the extent permitted by law.

          4.3 EXERCISE OF REPURCHASE OPTION. The Repurchase Option shall be exercised by giving written notice of exercise delivered or mailed as provided in Section 5.8. Upon providing such notice and payment or tender of the purchase price, Medibuy shall become the legal and beneficial owner of the Restricted Shares being purchased and all rights and interests therein or related thereto.

          4.4 ADJUSTMENTS TO SHARES. If from time to time during the term of the Repurchase Option there is any stock dividend or liquidating dividend or distribution of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of Medibuy, then, in such event, any and all new, substituted or additional securities or other property to which Stevens is entitled by reason of his ownership of Restricted Shares will be immediately subject to the Repurchase Option and be included in the word "Shares" for all purposes of the Repurchase Option with the same force and effect as the shares of Restricted Shares then subject to the Repurchase Option. While the total Purchase Price shall remain the same after each such event, the Purchase Price per share of Restricted Shares upon exercise of the Repurchase Option shall be appropriately adjusted to reflect such change in Medibuy's securities.

          4.5 RESTRICTIVE LEGENDS. Stevens acknowledges that in addition to the legend required under Section 3.4(d), all certificates representing Restricted Shares subject to the provisions of the Repurchase Option shall bear a legend thereon in substantially the following form:

               "THE RESTRICTED SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR ANY PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION. ANY TRANSFER



                                       7.

     OR ATTEMPTED TRANSFER OF ANY RESTRICTED SHARES SUBJECT TO SUCH OPTION IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE ISSUER OF THESE SHARES."

          4.6 SECTION 83(b) ELECTION. Stevens understands that Section 83(a) of the Internal Revenue Code of 1986, as amended (the "Code"), taxes as ordinary income the difference between the amount paid for the Restricted Shares and the fair market value of the Restricted Shares as of the date any restrictions on the Restricted Shares lapse. In this context, "restriction" includes the right of Medibuy to buy back the Restricted Shares pursuant to the Repurchase Option set forth in this Section 4 above. Stevens understands that he may elect to be taxed at the time the Restricted Shares were purchased, rather than when and as the Repurchase Option expires, by filing an election under Section 83(b) (an "83(b) Election") of the Code with the Internal Revenue Service within thirty
(30) days from the date of the effectiveness of the Repurchase Option. Even if the fair market value of the Restricted Shares at the time of the execution of this Agreement equals the amount paid for the Restricted Shares, the 83(b) Election must be made to avoid income under Section 83(b) in the future. Stevens understands that failure to file such an 83(b) Election in a timely manner may result in adverse tax consequences for Stevens. Stevens further understands that an additional copy of such 83(b) Election is required to be filed with his federal income tax return for the calendar year in which the date of this Agreement falls. Stevens acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to purchase of the Restricted Shares hereunder, and does not purport to be complete. Stevens further acknowledges that Medibuy has directed Stevens to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Stevens may reside, and the tax consequences of Stevens' death. Stevens assumes all responsibility for filing an 83(b) Election and paying all taxes resulting from such election or the lapse of the restrictions on the Restricted Shares.

          4.7 ESCROW OF UNVESTED RESTRICTED SHARES. As security for Stevens' faithful performance of the terms of this Agreement and to insure the availability for delivery of Stevens' Restricted Shares upon exercise of the Repurchase Option herein provided for, Stevens agrees, at the closing hereunder (or as soon thereafter as practicable) to deliver (or have Medibuy deliver on Stevens' behalf) to and deposit with the Secretary of Medibuy, as escrow agent in this transaction (the "Escrow Agent"), the assignment separate from the certificate duly endorsed (with date and number of shares left blank) in the form attached hereto as Exhibit B, together with a certificate or certificates evidencing all of the Restricted Shares subject to the Repurchase Option; said documents are to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of Medibuy and Stevens set forth in Exhibit C attached hereto and incorporated herein by this reference, which instructions shall also be delivered to the Escrow Agent at the closing hereunder (or as soon thereafter as practicable).

          4.8 LIMITATIONS ON TRANSFER. In addition to any other restrictions set forth herein or that may exist relating to a proposed transfer of Restricted Shares, Stevens shall not sell or transfer any of the Restricted Shares subject to the Repurchase Option or any interest therein so long as such Restricted Shares are subject to the Repurchase Option.



                                       8.

          4.9 REFUSAL TO TRANSFER. Medibuy shall not be required (i) to transfer on its books any Restricted Shares of Medibuy which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or
(ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

          4.10 RIGHTS OF STEVENS. Subject to the provisions of Sections 4.7, 4.8, 4.9 and 4.10 above, Stevens (but not any unapproved transferee) shall, during the term of this Agreement, exercise all rights and privileges of a stockholder with respect to the Restricted Shares deposited in escrow. Stevens shall be deemed to be the holder for purposes of receiving any dividends that may be paid with respect to such Restricted Shares and for the purpose of exercising any voting rights relating to such Restricted Shares, even if some or all of such Restricted Shares have not yet vested and been released from the Repurchase Option.

          4.11 FURTHER EXECUTION. The parties agree to execute such further instruments and to take such further action as reasonably may be necessary to carry out the intent of this Agreement.

     5. ESCROW AND INDEMNIFICATION

          5.1 SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES. All of Stevens' covenants, representations and warranties contained in Section 3 of this Agreement shall survive the Closing and continue until the first anniversary of the Closing Date.

          5.2 SATISFACTION AND INDEMNIFICATION BY STEVENS. Stevens will be responsible for all liabilities incurred by Hippo prior to the Closing Date which exceed the cash assets of Hippo at the Closing, provided that existing cash accounts of Hippo as of the Closing Date are first applied in full to satisfy such liabilities. Stevens shall satisfy all remaining liabilities of Hippo outstanding at the Closing by the three-month anniversary of the Closing Date. Stevens shall indemnify and hold Medibuy harmless from all liabilities, including all costs and damages related to satisfaction of the liabilities that are outstanding at the Closing. Subject to the other provisions of this Section 5, during the period beginning on the Closing Date and ending one year following the Closing Date, Stevens shall indemnify and hold harmless Medibuy from and against any and all claims, expenses and losses, including without limitation, reasonable attorneys' fees and legal expenses, suffered or incurred by Medibuy resulting from any breach or inaccuracy of any of Stevens' covenants, representations and warranties contained in Section 3 of this Agreement.

          5.3 ESCROW FUND FOR INDEMNITY CLAIMS. As security for Steven's faithful performance of obligations under this Section 5 and to insure the availability for delivery of the Medibuy Shares upon the assertion of an Escrow Claim (as defined below), Stevens hereby pledges 80,000 Medibuy Shares which are not subject to the Repurchase Option (the "Pledged Shares"), and all dividends, cash instruments, and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares against claims arising under Section 5.2 (the "Escrow Fund"). Stevens agrees, at the Closing hereunder (or as soon as practicable thereafter) to deliver (or have Medibuy deliver



                                       9.

on Stevens' behalf) to and deposit with the Secretary of Medibuy an assignment separate from certificate duly endorsed (with the date and number of shares left blank) in the form attached hereto as Exhibit B, together with a certificate or certificates representing the Pledged Shares; said documents are to be held by Medibuy pending release of the Pledged Shares.

          5.4 METHOD OF ASSERTING INDEMNITY CLAIM. In the event Medibuy becomes aware of a third-party claim which Medibuy believes may result in a demand against the Escrow Fund or if Medibuy incurs any costs or liabilities for which it is entitled to indemnity, Medibuy shall promptly notify Stevens in writing of such claim or liability pursuant to Section 7.8 of this Agreement, and Stevens shall be entitled to immediately satisfy such liability or participate in any defense of such claim. Medibuy and Stevens shall in good faith to defend or settle any third-party claim. Medibuy shall have the right in its sole discretion to settle any third party claim; provided, however, that except with the consent of Stevens, no settlement of any claim with third-party claimants shall be determinative of the amount of any claim against the Escrow Fund (the "Escrow Claim"). The failure by Medibuy to give written notice to Stevens of a third-party claim and claim against the Escrow Fund which is prejudice to Stevens' ability to defend against a claim shall not impair Medibuy's right to settle the third-party claim, but shall prevent a claim against the Escrow Fund relating to the claim. Medibuy and Stevens shall endeavor to agree in good faith upon the Escrow Claim, and in the absence of such agreement, shall seek arbitration pursuant to Section 7.16 of this Agreement.

          5.5 CLAIMS AGAINST ESCROW FUND. Upon determination of the amount claimed against the Escrow Fund, Stevens may, at his sole option, settle the Escrow Claim by (a) written notification to Medibuy within seven (7) calendar days (the "Option Period") of the later of (i) notification given to Stevens pursuant to Section 5.4 above or (ii) settlement of the third-party claim and
(b) payment to Medibuy in immediately available funds of the amount of the Escrow Claim. Upon expiration of the Option Period, Medibuy shall be entitled to receive out of the Escrow Fund such number of the Pledged Shares as shall be obtained by dividing the Escrow Claim by the then fair market value of the Pledged Shares as determined by the Medibuy Board of Directors in good faith.

          5.6 LIMITATION OF LIABILITY AND INDEMNIFICATION. In no event shall the aggregate liability of Stevens under this Section 5 exceed the amount of the Escrow Fund plus $50,000. The remedies provided in this Section 5 shall constitute the sole and exclusive remedies and recourse of Medibuy against Stevens available for any liabilities arising under Section 5.2.

          5.7 TERMINATION OF ESCROW FUND. The Escrow Fund shall terminate immediately on the first day following the first anniversary of the Closing Date, provided, however, the Escrow Fund shall continue past the scheduled termination if at such time there exists an Escrow Claim or outstanding liability that has not been satisfied by Stevens. Release of the Pledged Shares shall not result in the release of any Restricted Shares from the provisions of the Joint Escrow Instructions.



                                      10.

     6. CONDITIONS TO CLOSING.

          6.1 MEDIBUY COUNSEL LEGAL OPINION. Stevens' obligations to transfer and assign the Hippo Shares and perform his obligations under this Agreement shall be conditioned upon his receipt at the Closing from legal counsel to the Company an opinion addressed to him, dated as of the Closing Date, in a form reasonably acceptable to Stevens and his legal counsel.

          6.2 STEVENS' AND HIPPO' COUNSEL LEGAL OPINION. Medibuy's obligations to issue the Medibuy Shares and perform its obligations under this Agreement shall be conditioned upon its receipt at the Closing from legal counsel to Stevens and Hippo an opinion addressed to Medibuy, dated as of the Closing Date, in a form reasonably acceptable to Medibuy and its legal counsel.

     7. MISCELLANEOUS.

          7.1 MARKET STAND-OFF AGREEMENT. Stevens acknowledges and agrees that Medibuy (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of Medibuy under the Securities Act, require that Stevens not sell or otherwise transfer or dispose of any Common Stock or any other stock or other securities of Medibuy during such period (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of Medibuy filed under the Securities Act as may be requested by Medibuy or the representative of the underwriters; provided that all officers and directors of Medibuy who then hold common stock (or other securities of Medibuy) enter into similar agreements. Stevens further agrees that Medibuy may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

          7.2 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and performed entirely in California.

          7.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Securities from time to time.

          7.4 ENTIRE AGREEMENT. This Agreement and the Exhibits hereto, any related agreements and the other documents delivered pursuant hereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

          7.5 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.



                                      11.

          7.6 AMENDMENT AND WAIVER. This Agreement may be amended or modified only upon the written consent of both parties.

          7.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or any related agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party's part of any breach, default or noncompliance under this Agreement or any related agreements or any waiver on such party's part of any provisions or conditions of the Agreement or any related agreements must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or any related agreements, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

          7.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to Medibuy and Stevens at the addresses as set forth in the first introductory paragraph of this Agreement or at such other address as such party may designate by ten (10) days advance written notice to the other party hereto.

          7.9 ATTORNEYS' FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

          7.10 TAX TREATMENT. The parties hereto agree that the exchange contemplated under this Agreement shall be treated as a tax-free exchange of shares of equal value pursuant to a reorganization under Section 368(a)(1)(B) and the parties shall take no position inconsistent with such treatment.

          7.11 TITLES AND SUBTITLES. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          7.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.



                                      12.

          7.13 BROKER'S FEES. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 7.13 being untrue.

          7.14 CONFIDENTIALITY. Each party hereto agrees that, except with the prior written consent of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement or any related agreements, discussions or negotiations relating to this Agreement or any related agreements, the performance of its obligations hereunder or the ownership of the Securities purchased hereunder. The provisions of this Section 5.14 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto.

          7.15 PRONOUNS. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

          7.16 ARBITRATION. Medibuy and Stevens agree that any dispute or controversy arising out of, relating to or in connection with the interpretation, validity, construction, performance, breach or termination of this Agreement shall be settled by binding arbitration to be held in San Diego County, California, in accordance with rules established by the American Arbitration Association as then in effect (the "Rules"). The parties shall agree in good faith upon the selection of an arbitrator pursuant to the Rules. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court of competent jurisdiction. Costs of arbitration are to be borne equally by both parties.

                     [THIS SPACE INTENTIONALLY LEFT BLANK]



                                      13.

     IN WITNESS WHEREOF, the parties hereto have executed the COMMON STOCK EXCHANGE AGREEMENT as of the date set forth in the first paragraph hereof.

                                        COMPANY:

                                        MEDIBUY.COM, INC.


                                        By:    /s/ DENNIS MURPHY
                                           ------------------------------------
                                        Name:  Dennis Murphy
                                             ----------------------------------
                                        Title: Chief Executive Officer
                                              ---------------------------------

                                                   /s/ JOHN STEVENS
                                        ---------------------------------------
                                                     JOHN STEVENS














                               EXECUTION PAGE TO
                        COMMON STOCK EXCHANGE AGREEMENT

                                LIST OF EXHIBITS

Exhibit A                     Hippo Proprietary Assets
Exhibit B                     Assignment Separate From Certificate
Exhibit C                     Joint Escrow Instructions










                                       2.

                                    EXHIBIT A

                            HIPPO PROPRIETARY ASSETS










                                       3.

                                    EXHIBIT B

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

     FOR VALUE RECEIVED, JOHN STEVENS hereby sells, assigns and transfers unto MEDIBUY.COM, INC. (the "Company"), _______ (______) shares of the Common Stock of the Company standing in John Stevens' name on the books of the Company represented by Certificate No.(s) ____________, herewith and does hereby irrevocably constitute and appoint the Secretary of the Company attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.


Dated: ______________


                                        /s/ JOHN STEVENS
                                        ---------------------------------------
                                        John Stevens














                                       1.

                                    EXHIBIT C

                            JOINT ESCROW INSTRUCTIONS


Corporate Secretary
MEDIBUY.COM, INC.
7777 Alvarado Road
Suite 401
La Mesa, CA 91941

Dear Sir or Madam:

     As Escrow Agent for both MEDIBUY.COM, INC., a Delaware corporation ("Medibuy"), and the undersigned John Stevens ("Stevens") of Restricted Shares of Medibuy, you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Common Stock Exchange Agreement (together, "Agreement"), dated as of June 11, 1999, to which a copy of these Joint Escrow Instructions is attached as Exhibit C, in accordance with the following instructions (all capitalized terms used but not defined herein shall have the same meanings given them in the Agreement):

     1. In the event Medibuy or an assignee shall elect to exercise the Repurchase Option set forth in the Agreement, Medibuy or its assignee will give to Stevens and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of Medibuy. Stevens and Medibuy hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

     2. At the closing you are directed (a) to date any stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to Medibuy against the simultaneous delivery to you of the purchase price (which may include suitable acknowledgment of cancellation of indebtedness) of the number of shares of stock being purchased pursuant to the exercise of the Repurchase Option.

     3. Stevens irrevocably authorizes Medibuy to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Agreement. Stevens does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction herein contemplated.

     4. This escrow shall terminate upon expiration or exercise in full of the Repurchase Option, whichever occurs first.

     5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Stevens, you shall deliver all of same to Stevens and shall be discharged of all further obligations hereunder; provided, however, that if at the time of termination of this escrow you are advised by Medibuy that the property subject to this escrow is the subject of a pledge or other security agreement, you shall deliver all such property to the pledgeholder or other person designated by Medibuy.

     6. Except as otherwise provided in these Joint Escrow Instructions, your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

     7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties or their assignees. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Stevens while acting in good faith and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

     8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

     9. You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

     10. You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

     11. You shall be entitled to employ such legal counsel (including without limitation the firm of Cooley Godward LLP) and other experts as you may deem necessary to properly advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

     12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of Medibuy or if you shall resign by written notice to each party. In the event of any such termination, Medibuy may appoint any officer or assistant officer of Medibuy as successor Escrow Agent and Stevens hereby confirms the appointment of such successor or successors as his attorney-in-fact and agent to the full extent of your appointment.

     13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

     14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, you may (but are not obligated to) retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

     15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in any United States Post Box, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties hereunto entitled at the following addresses, or at such other addresses as a party may designate by five
(5) days' written notice to each of the other parties hereto:

         COMPANY:    MEDIBUY.COM, INC.
                     7777 Alvarado Road
                     Suite 401
                     La Mesa, CA 91941

         STEVENS:    John Stevens
                     1107 Cowper Street
                     Palo Alto, CA 94301

                     With a copy to:
                     Judith M. O'Brien
                     Wilson, Sonsini, Goodrich & Rosati
                     650 Page Mill Road
                     Palo Alto, CA 94304-1005

         SECRETARY:  Corporate Secretary
                     MEDIBUY.COM, INC.
                     7777 Alvarado Road
                     Suite 401
                     La Mesa, CA 91941

     16. By signing these Joint Escrow Instructions you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

     17. This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. It is understood and agreed that references to "you" or "your" herein refer to the original Escrow Agent and to any and all successor Escrow Agents. It is understood and agreed that Medibuy may at any time or from time to time assign its rights under the Agreement and these Joint Escrow Instructions in whole or in part.

                                        Very truly yours,

                                        MEDIBUY.COM, INC.


                                        Signature: /s/ DENNIS MURPHY
                                                   -----------------------------

                                        Printed Name: Dennis Murphy
                                                      --------------------------

                                        Title: Chief Executive Officer
                                               ---------------------------------


                                        STEVENS:

                                        /s/ JOHN STEVENS


                                        ----------------------------------------
                                        John Stevens

ESCROW AGENT:

/s/ DANIEL BEHARRY
-------------------------------------
Corporate Secretary